Exhibit 99B2

SELECTED COMBINED GROUP DATA (UNAUDITED)        U S WEST MEDIA GROUP

Dollars in
millions;              Quarter Ended            Nine Months Ended
statistics in          September 30,    %       September 30,    %
thousands              1996    1995  Change     1996    1995  Change
--------------------------- ------- -------  ------- ------- -------
REVENUES
U S WEST Direct        $274    $257     6.6     $812    $761     6.7
Other directories        42      35    20.0       96      95     1.1
MediaOne                 60      56     7.1      176     165     6.7
NewVector:
 Service                286     223    28.3      792     616    28.6
 Equipment               29      23    26.1       77      60    28.3
                    ----------------        -----------------
  Total NewVector       315     246    28.0      869     676    28.6
Other                     3      10   (70.0)      12      28   (57.1)
                    ----------------        -----------------
  Total revenues       $694    $604    14.9   $1,965  $1,725    13.9

EBITDA (1)<F1>
U S WEST Direct        $112    $128   (12.5)    $382    $384    (0.5)
Other directories         2     (20)     -       (32)    (67)   52.2
MediaOne                 28      26     7.7       83      74    12.2
NewVector               127      85    49.4      307     217    41.5
Other                   (38)    (12)     -       (99)    (56)  (76.8)
                    ----------------        -----------------
  Total EBITDA         $231    $207    11.6     $641    $552    16.1

Other Data:
U S WEST Direct (Yellow Pages)
 Net Income             $66     $75   (12.0)    $224    $225    (0.4)
 Advertisers            482     473     1.9      482     473     1.9

MediaOne (Atlanta Cable)
 Basic subscribers
  FCC equivalents       511     482     6.0      511     482     6.0
 Homes passed           877     840     4.4      877     840     4.4

U S WEST NewVector (Wireless)
 Subscribers
  (consolidated)      1,816   1,269    43.1    1,816   1,269    43.1
 Proportionate POPs
  managed (millions)   20.0    19.5     2.6     20.0    19.5     2.6


<F1>

1: Earnings before interest, taxes, depreciation, amortization and other (EBITDA). EBITDA also excludes equity losses and guaranteed minority interest expense.

Note: Certain reclassifications have been made to conform to the current year presentation.

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